UNITED STATES

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 16, 2010

Date of Report (Date of earliest event reported)

IDENTIVE GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-29440	77-0444317

(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

     1900-B Carnegie Avenue Santa Ana, California 92705

(Address of Principal Executive Offices) (Zip Code)

(949) 250-8888

(Registrant's telephone number, including area code)

SCM Microsystems, Inc.

(Former Name or Former Address, if Change since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     As described in Item 5.07, on June 16, 2010 at the 2010 Annual Meeting of Stockholders of Identive Group, Inc. (formerly known as SCM Microsystems. Inc., the “Company”), the stockholders approved the 2010 Bonus and Incentive Plan (the “Plan”). A copy of the Plan is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

     Under the terms of the Plan, executive officers and other key employees of the Plan are eligible to receive cash and equity-based awards, such as nonqualified stock options, restricted stock, or deferred stock awards. There are 3,000,000 shares of Company common stock reserved for issuance under the Plan. The awards are subject to the achievement of certain performance criteria determined by the Compensation Committee of the Company’s Board of Directors as measured at the end of a specified performance period of 12 months or longer. The performance criteria considered by the Compensation Committee may include any one or more of the following business measurements: (i) total stockholder return, (ii) economic value added,

(iii)	return on capital employed, (iv) revenues, (v) sales, (vi) net income, (vii) operating income,

(viii)	EBITDA, (ix) EBITDA margin, (x) profit margin, (xi) earnings per share, including in comparison to selected indexes and comparable companies, (xii) return on equity, (xiii) cash flow, (xiv) operating margin, (xv) net worth, (xvi) stock price, or (xvii) in the case of any incentive award, other than an incentive award to certain employees, any other criteria that may be determined as appropriate by the Compensation Committee from time to time.

     The Compensation Committee may provide that adjustments will be made in determining the extent to which the performance criteria have been satisfied, so long as such adjustments would not preclude the incentive award from qualifying as “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code.

     Unless otherwise specified by the Compensation Committee, upon a change in control of the Company all outstanding performance periods will terminate and participants in the Plan will be entitled to a pro-rated incentive payment based on actual performance through date of the change in control, subject to the discretion and authority of the Compensation Committee to modify, eliminate or adjust any incentive otherwise payable to a participant under the Plan for any reason. Additionally, upon a change in control, each outstanding equity award will be assumed or an equivalent option or right substituted by the successor corporation (as determined by the Compensation Committee) and, if the successor corporation refuses to assume or substitute for the equity award, the holder of the equity award will be deemed fully vested in such equity award as of immediately prior to the consummation of the change in control.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     As described in Item 5.07, on June 16, 2010 at the 2010 Annual Meeting of Stockholders of the Company, the stockholders approved amendments to the company’s Fourth Amended and Restated Certificate of Incorporation to (i) increase the number of authorized shares of common stock from 60,000,000 to 110,000,000 and (ii) change the Company’s name from “SCM Microsystems, Inc.” to “Identive Group, Inc.” A copy of the Certificate of

46,638,677v1 124788.010200

Amendment to the Fourth Amended and Restated Certificate of Incorporation reflecting these amendments is filed as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

     On June 16, 2010, the 2010 Annual Meeting of Stockholders of the Company was held. The following matters were submitted to the stockholders at the meeting and all were approved:

·	the election of Felix Marx as a Class III director to serve until the expiration of his term or until his successor is duly elected and qualified or until he is removed or resigns;

·	an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Company common stock from 60,000,000 to 110,000,000 shares;

·	an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation to change the name of the Company from “SCM Microsystems, Inc.” to “Identive Group, Inc.”;

·	the approval of the Company’s 2010 Bonus and Incentive Plan; and

·	the ratification of the appointment of Deloitte & Touche GmbH as the Company’s independent registered public accountants for the fiscal year ending December 31, 2010.

     The number of votes cast for and against and the number of abstentions and non-votes with respect to each matter voted upon are set forth below.

Election of Class III Director
Nominee	For Votes	Withheld Votes	Broker Non-Votes
Felix Marx	22,908,986	2,398,775	0

Approval of Amendment to Increase Authorized Shares of Common Stock

For	Against	Abstained	Broker Non-Votes
25,511,623	716,949	268,528	0

Approval of Amendment to Change Company Name

For	Against	Abstained	Broker Non-Votes
26,018,070	262,293	213,736	0

Approval of 2010 Bonus and Incentive Plan
For	Against	Abstained	Broker Non-Votes
22,911,278	726,343	1,670,139	1,189,341

Ratification of Appointment of Deloitte & Touche GmbH as independent auditor

For	Against	Abstained	Broker Non-Votes
26,263,986	134,445	98,670	0
Item 8.01	Other Events.

     In May 2010, upon recommendation of the Audit Committee, the Company’s Board of Directors approved a loan conversion agreement between Bluehill ID AG (“Bluehill”), a subsidiary of the Company, and Mountain Partners AG (“Mountain Partners”). Mountain Partners, through an affiliate, provided a loan to Bluehill in August 2008, of which approximately EUR 235,000 remained outstanding as of the date of conversion. Under the agreement, Mountain Partners agreed to accept 180,769 shares of common stock as payment in full for the outstanding balance, based upon a price per share equal to the closing price of the common stock on the NASDAQ Global Market on June 4, 2010, the date of the agreement. As a result, Mountain Partners beneficially owns approximately 18% of the Company's common stock. Mr. Daniel Wenzel, a director of the Company, is a partner in Mountain Partners.

     In connection with the Company’s acquisition of Bluehill in January 2010, the Company filed a Form 8-K/A on March 16, 2010 to provide certain financial information related to the acquired entity required under Item 9.01 of Form 8-K, including audited financial statements for Bluehill as of and for the two years ended December 31, 2009 (prepared in accordance with IFRS), certain financial statements for the three foreign predecessor companies of Bluehill (the “Bluehill Predecessors”) as of and for the six months ended June 30, 2008, and unaudited pro forma condensed combined financial information for the Company as of and for the year ended December 31, 2009. The Company has since determined that the Bluehill Predecessor financial statements for the first half of 2008, as initially filed on Form 8-K/A, were not prepared on a basis consistent with the requirements of Rule 8-04 of Registration S-X. The Company will amend its Form 8-K/A as soon as practicable to file audited financial statements for the three Bluehill Predecessors as of and for the six months ended June 30, 2008 compliant with Rule 8-04.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number

	3.1	Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation

10.1 2010 Bonus and Incentive Plan

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDENTIVE GROUP, INC.

Date:	June 16, 2010	By:	/s/ Melvin Denton-Thompson

Melvin Denton-Thompson
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation

10.1	2010 Bonus and Incentive Plan